Exhibit 23.2

                          Earl M. Cohen, C.P.A., P.A.
                 -------------------------------------------
                          Certified Public Accountant
                    2505 N.W. Boca Raton Blvd. *Suite 202
                          Boca Raton,  Florida  33431
                  Tel.: (561) 347-1608  Fax: (561) 417-9984




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form S-8 of our report dated April 3, 2002, relating to the consolidated financial statements of Greenhold Group, Inc. & Subsidiaries, and to all references to our firm appearing in such Registration Statement




Boca Raton, Florida                    /s/ Earl M. Cohen  C.P.A., P.A.
June 17, 2002                          ---------------------------------












                                    MEMBER
              American Institute of Certified Public Accountants
               Florida Institute of Certified Public Accountants



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